EXHIBIT 12.2


                CALCULATION OF RATIO OF EARNINGS TO FIXED CHARGES
                -------------------------------------------------
                        SIX MONTHS ENDED JANUARY 31, 1998
                        ---------------------------------
                          (DOLLAR AMOUNTS IN THOUSANDS)
                          -----------------------------


EARNINGS:



   Net income                                       $44,062

   Interest expense (including debt
     discount and debt issuing costs)                17,213
   Capitalized interest

   Other adjustments                                    324
                                                    -------
                                                    $61,599
                                                    =======

FIXED CHARGES:

   Interest expense (including debt
     discount and debt issuing costs)               $17,213
   Capitalized interest                                  --
   Preferred stock dividends                          2,925
   Other adjustments                                    146
                                                    -------
                                                    $20,284
                                                    =======


RATIO OF EARNINGS TO FIXED CHARGES                  3.0